Exhibit 10.92

Triple Net Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made 5/11/2017, between the Landlord and the Tenant named below.

Landlord:	Southbelt Industrial Park, LLC

Landlord's representative, address, and phone no:	Russell Plank 8120 McHard Road Houston, Texas 77053-5259 (713) 799-1001

Tenant:	Orbital Gas Systems North America, Ltd.

Tenant's representative, address, and phone no.:	Nicholas J. Clough 1924 Aldine Western Houston, Texas 77038 (832) 467-1420

Guarantor:	CUI Global, Inc.
Premises/Building:	39,955 Square Foot office/warehouse building

Project:	1924 Aldine Western

Lease Term:	62 Months

Renewal Options:	Two (2) options of sixty (60) months each, subject to the terms of Exhibit D attached hereto and made a part hereof for all purposes.

Commencement Date:	Such date as the Premises are made available to Tenant in move-in ready condition.

Rent:	Months of Lease Term	Monthly Rent
	01 - 02	$ 0.00
	03 - 14	$29,000.00
	15 - 26	$29,870.00
	27 - 38	$30,766.00
	39 - 50	$31,689.00
	51 - 62	$32,640.00

Security Deposit:	$29,000.00

Broker:	JLM Commercial Advisors, Inc.

Addenda:	Exhibit A: The Land Exhibit B: Outline Specifications Exhibit C: Rules and Regulations Exhibit D: Renewal Options Exhibit E: Move-Out Conditions Exhibit F: Guarantee of Lease

1.           Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of the Lease.

2.	Tenant Improvements and Acceptance of Premises.

(a)     Prior to the Commencement Date, Landlord agrees to make improvements to the Premises, at Landlord's expense, described in the Outline Specifications set forth on Exhibit B attached hereto and incorporated herein by this reference. Tenant shall accept the Premises in its condition on the Commencement Date or as soon thereafter as delivered to Tenant, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 11, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for (i) items that are Landlord's responsibility under Paragraph 11 (ii) any punchlist items agreed to in writing by Landlord and Tenant. Premises will have a twelve (12) month warranty from the Landlord for any latent defects.

(b)     Provided that Landlord has complied with the terms of the Outline Specifications, and subject to Landlord's obligation to complete all Punch List Items, Tenant shall accept the Premises in its condition on the Commencement Date, or as soon thereafter as delivered to Tenant, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as set forth in Paragraph 11 (Landlord's Repairs) and subject to Landlord's initial construction of the Premises and any warranty related to such construction, in no event will Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises will be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for any items that are Landlord's responsibility under Paragraph 11 (Landlord's Repairs) and any punchlist items agreed to in writing by Landlord and Tenant.

(c)	The Commencement Date will be the earlier of:

(i)	the date Tenant takes possession and occupies all or part of the Premises; or

(ii)	the date of Substantial Completion of the Premises.

If the Commencement Date would be a Saturday, Sunday, or Holiday, the Commencement Date will be the first business day following that Saturday, Sunday, or Holiday. As used in the prior sentence, "Holiday" means any of New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

Within thirty (30) days after the Commencement Date, the Parties will confirm in writing the Commencement Date of this Lease and its expiration date.

(d)        Substantial Completion. Landlord will use commercially reasonable efforts to substantially complete the Tenant Improvements to the Premises by the date six (6) months after the later to occur of (i) the full execution of this Lease and (ii) the approval of all required governmental permits and Landlord's receipt thereof. As used herein, "substantially complete" means:

(i)         completing the Tenant Improvements so that (A) Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities, and (B) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting;

(ii)          securing a temporary or permanent certificate of occupancy from the local municipality, if available;

(iii)         Tenant, its employees, agents, and invitees, have ready access to the Premises through the lobby, entranceways, elevators (if any), and hallways;

(iv)         the decoration, fixtures, and equipment to be installed by Landlord are installed and in good operating order;

(v)         the Premises are ready for the installation of any equipment, furniture, fixtures, or decoration that Tenant will install, except for insubstantial details of construction as described in (i) above;

(vi)	the following items are installed and in good operating order:

(A) building lobby, (B) hallways on floor on which Premises are located (including walls, flooring, ceiling, lighting, etc.), (C) elevators (if any), HVAC, utilities, and plumbing serving the Premises, and (D) the doors and hardware; and

(vii)	the Premises are broom clean.

3.     Use. The Premises shall be occupied and used only by the Tenant for the purpose of receiving, storing, assembly, manufacturing, (light and heavy) shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for any other lawful purposes as may be incidental thereto Tenant may not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to any use that would damage the Premises. Tenant shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, environmental regulations, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises may not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within the Premises that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Any occupation of the Premises by Tenant prior to the Commencement Date will be subject to all obligations of Tenant under this Lease, except that occupation before the Commencement Date solely to install equipment, furniture, fixtures or Trade Fixtures (as defined below) shall not require the payment of any Rent.

4.          Rent. Tenant shall pay Rent in the amount set forth above. Tenant promises to pay to Landlord in advance, without demand, abatement, deduction or set-off, except as may be expressly provided in this Lease, monthly installments of Rent on or before the first day of each calendar month following the Commencement Date. The payment of the Rent for the first (1st) month shall be due and payable upon Tenant's delivery of this executed Lease to Landlord. Payments of Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord under this Lease are payable at the address listed above or at such address as Landlord may specify from time to time by written notice delivered in accordance with this Lease.

5.          Late Charges. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amounts of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, or mortgage deed of trust encumbering the Property. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

6.          Security Deposit. The Security Deposit shall be paid by Tenant to Landlord upon execution of the Lease and held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease and the cost of ,any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant within thirty (30) days after the expiration of the Lease Term provided that Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 6 and delivery of the Security Deposit to such person or entity by the Landlord.

7.	Utilities/Net Lease.

(a)     Tenant will pay for all water, gas, electricity, heat, light, power, telephone, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and water and storm and/or sanitary sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider (whether billed directly to Tenant or to Landlord), together with any taxes, penalties, charges or the like pertaining to Tenant's use of the Premises. No interruption or failure of utilities shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or a breach of any of Landlord's obligations or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations (including the obligation to pay Rent). In the event of any interruption or malfunction, Landlord shall use its best efforts to restore service when restoration is within its reasonable control.

(b)     It is the purpose and intent of the parties that the Rent payable under this lease be absolutely net to Landlord so that the monthly Rent and other additional rents hereunder are received free of any costs associated with the Premises other than (i) Landlord's mortgage indebtedness, if any, and (ii) Landlord's limited repair obligations under Paragraph 11 hereof, and that all other costs and expenses whatsoever relating to the ownership, operation, maintenance, insuring, licensing, or use of the Premises shall be borne by Tenant. Tenant shall carry out all obligations and responsibilities of Tenant under the terms of this Lease Agreement at its sole cost and expense.

8.	Taxes.

(a)     Tenant shall be responsible for payment of Taxes (as hereinafter defined) during the Lease Term. "Taxes" shall mean and include all taxes, assessments, water and sewer rents and other governmental impositions, levies and charges of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, tax protest fees and each and every installment thereof, which shall or may during the term, be levied, assessed or imposed against, or become due and payable or a lien upon the Premises, or arise in connection with the use, occupancy or possession of or be due and payable out of, or for, the Premises or any part thereof, excluding any inheritance, estate, succession, transfer, gift, income or franchise taxes of Landlord.

(b)     Any Taxes relating to a period, a part of which period is included within the term of this Lease, and a part of which is included in a period of time prior to the commencement of or after the termination of the term of this Lease, shall (whether or not the Taxes are assessed, levied, confirmed, imposed or become a lien upon the Premises, or become payable, during the term of this Lease) be adjusted as between Landlord and Tenant as of the Commencement Date or (as the case may be) as of the date of termination of the term of this Lease, so that Landlord shall pay that proportion of the Taxes which is equal to the proportion that the part of the fiscal period included in the period of time before the Commencement Date or (as the case may be) after the termination of the term of this Lease bears to the fiscal period, and Tenant shall pay the remainder thereof.

(c)     If at any time during the Lease Term, a tax or excise on Rents or other tax, however described, is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this Lease or the Rents or other charges reserved hereunder, as substitute in whole or in part for, or in addition to the Taxes described above, Tenant agrees, to the maximum extent permitted by law, to pay Landlord upon demand as additional Rent, and in addition to the Rent and other charges prescribed in this Lease, the amount of such tax or excise. In the event any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for an shall pay the same at such times and in such manner as the taxing authority shall require.

(d)     At Landlord's discretion, or if Landlord is required to escrow Taxes and insurance with Landlord's mortgage lender (the "Landlord's Mortgagee"), Tenant shall deposit with Landlord or the Landlord's Mortgagee, contemporaneous with monthly payments of Rent under Paragraph 4, Landlord's good faith estimate of one-twelfth (I/12th) of the annual sums due and payable by Tenant as Tax and insurance impositions.

(e)     Tenant shall pay before delinquency any and all taxes levied, assessed or imposed upon Tenant's leasehold improvements, fixtures, furniture, appliances and personal property installed or located in the Premises. If any such taxes are levied against Landlord or the Premises or if the assessed value of the Premises is increased by inclusion of the above mentioned items and Landlord elects to pay the taxes based on the increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable under this Lease.

9.          Tenant's Insurance. During the Lease Term, Tenant shall obtain and maintain, at Tenant's sole cost and expense, the insurance coverage described below:

(a)     Tenant shall obtain and keep in force and effect during the Lease Term a policy or policies of all risk property insurance covering loss or damage to the Premises, for its full insurable value, as determined by Landlord and/or Landlord's Mortgagee, providing protection against all perils included within the classification of fire and extended coverage, vandalism, flood insurance, malicious mischief, all risk coverage, boiler and machinery and sprinkler leakage coverage, along with rental loss coverage of twelve (12) months of coverage. Such policy shall also include a replacement cost coverage endorsement and must meet all co-insurance requirements of the insured. The insurance policy will also provide for payment for loss to Landlord and/or Landlord's Mortgagee (or both) .

(b)     Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with not less than the minimum limits required by law (with a waiver of subrogation endorsement in favor of Landlord); employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of $2,000,000 per occurrence and a minimum umbrella limit of $3,000,000, for a total minimum combined general liability and umbrella limit of $5,000,000 for property damage, bodily injuries, or deaths of persons occurring in or about the Premises. Landlord, on its own initiative or upon the request of Landlord's Mortgagee, may from time to time require reasonable increases in any such limits. The commercial general liability policies shall name Landlord as an additional insured, be issued on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days' prior written notice has been given to Landlord, contain a contractual liability endorsement and a waiver of subrogation endorsement in favor of Landlord and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be excess and secondary over Tenant's policies). Tenant thereof shall deliver such policies or certificates to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of the insurance.

10.          Waiver of Claims and of Subrogation. LANDLORD AND TENANT EACH HEREBY RELEASES AND WAIVES ALL CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT either party (OR ANY PARTY CLAIMING BY, THROUGH OR UNDER such party), DIRECTLY OR BY SUBROGATION OR ASSIGNMENT, MAY NOW OR HEREAFTER HAVE AGAINST THE OTHER PARTY (OR ANY OF THE OTHER PARTY'S DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, THE LEASEHOLD IMPROVEMENTS OR ANY OF THE CONTENTS OF ANY OF THE FOREGOING OCCURRING BY REASON OF FIRE OR OTHER CASUALTY OR RESULTING FROM ANY OTHER CAUSE (INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF THE WAIVING PARTY OR THE NEGLIGENCE OF THE OTHER PARTY OR THE NEGLIGENCE OF EITHER PARTY'S DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) THAT COULD HAVE BEEN INSURED AGAINST UNDER THE TERMS OF (a) A STANDARD FIRE AND EXTENDED COVERAGE INSURANCE POLICY, WITH VANDALISM AND MALICIOUS MISCHIEF ENDORSEMENT AND SPRINKLER LEAKAGE ENDORSEMENT (WHERE APPLICABLE) OR ALL-RISK INSURANCE POLICY, INCLUDING, WITHOUT LIMITATION, ANY POLICY REQUIRED TO BE MAINTAINED HEREUNDER, OR (b) ANY OTHER LOSS THAT IS COVERED BY INSURANCE OF THE PARTY SUFFERING THE LOSS. The waiver set forth in this Paragraph 10 precludes all rights of recovery of third parties by way of subrogation or assignment, but does not apply to any deductible amount up to and including $10,000 (but no larger deductible amount) on insurance policies carried by Landlord or Tenant.

11.          Landlord's Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof and structure of the Building in good repair excluding reasonable wear and tear, uninsured losses and damages or injury caused by Tenant, its employees, servants, agents, contractors, customers, visitors, invitees, or misuse, abuse or improper operation of the Premises. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 11. Tenant's failure to timely notify Landlord shall not release Landlord from responsibility for the repair, but Tenant will be responsible for any additional damage, aggravated conditions, or increased work resulting from delay in notification.

12.          Tenant's Repairs. Subject to Landlord's repair obligations described in Paragraph 11 and subject to the provisions of Paragraph 15 (Condemnation) and Paragraph 16 (Restoration), Tenant, at its expense, shall repair and maintain the Premises in good condition, except for ordinary wear and tear. The repairs include repairs whose benefit may extend beyond the Lease Term. Tenant also shall maintain, at its expense, in good order, condition and repair, the driveways, sidewalks, parking lots and landscaping installed by Landlord or Tenant on the Premises and be responsible for removing any trash or debris in any of such areas. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. Tenant will provide to Landlord copies of the maintenance contracts. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perfo1m the work and shall be reimbursed by Tenant within ten (10) business days after receipt of Landlord's written demand, with supporting documentation. Subject to the provisions of Paragraph 15 (Condemnation), Paragraph 16 (Restoration) and ordinary wear and tear, Tenant shall bear the full cost of any repair or replacement to any pa1t of the Building or the Project that results from damage caused by Tenant, its agents, contractors, or invitees.

13.	Tenant-Made Alterations and Trade Fixtures.

(a)     Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned, or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials may be used. All plans and specifications for any Tenant-Made Alterations are to be submitted to Landlord for its written approval Landlord may monitor construction of the Tenant-Made Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements. Tenant shall provide Landlord with the identities and mailing addresses of all contractors and subcontractors performing work or supplying materials, prior to beginning the construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items by delivering written notice to remove at least thirty (30) days prior to the expiration of termination of the Lease or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant will repair and pay for any damage caused by the removal.

(b)     Tenant, at its own cost and expense and without Landlord's prior approval, may erect shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") used in the ordinary course of its business provided that the items do not overload or damage the Premises, and may be removed without material injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant may remove its Trade Fixtures, supplies, movable office furniture and equipment not attached to the Building provided: (a) removal is made prior to the expiration or termination of this Lease; (b) Landlord has not given notice to Tenant that Tenant is in default of any obligation or covenant under this Lease at the time of removal; and (c) Tenant promptly repairs all damage caused by removal. All other property at the Premises and any alteration or addition to the Premises and any other article attached or affixed to the floor, wall or ceiling of the Premises will remain upon and be surrendered with the Premises at the expiration or termination of this Lease, Tenant hereby waiving all rights to any payment or compensation thereof. If however, Landlord so requests in writing, Tenant will, prior to expiration or termination of this Lease, remove any and all Trade Fixtures, alterations, additions, equipment and property placed or installed by it in the Premises and will repair any damage caused by the removal. If any property not belonging to Landlord remains at the Premises after the expiration or termination of this Lease, Tenant hereby authorizes Landlord to dispose of the property as Landlord desires without liability to Tenant if the property belongs to Tenant. If the property does not belong to Tenant, Tenant agrees to indemnity and defend and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with any removal, exercise of dominion over and/or disposition of the property by Landlord.

14.          Signs. Tenant may not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned, or delayed. Upon surrender or vacating of the Premises, Tenant shall have removed all signs, and leave the Building fascia surface to which Tenant's signs are attached in near the same condition as on the Commencement Date, ordinary wear and tear excepted. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installation visible from outside the Premises are subject to Landlord's approval, which approval may not be unreasonably withheld, conditioned, or delayed, and must conform in all respects to Landlord's reasonable requirements.

15.          Condemnation. If any part of the Premises is to be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain or by private sale in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises, Tenant may, by written notice to Landlord, terminate this Lease as of the date of the Taking, and Tenant agrees to give Landlord as much notice as possible, and the Rent and additional rent will be apportioned as of the date of the Taking. If the Taking in Landlord's judgment would materially interfere with or impair Landlord's ownership of the Premises, then upon written notice by Landlord this Lease will terminate as of the date of the Taking, and the Rent and Additional Rent shall be apportioned as of that date. If part of the Premises is Taken, and this Lease is not terminated as provided above, the Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in the award. Tenant has the right, to the extent that Tenant's claim does not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

16.          Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to te1minate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to tem1inate this Lease or if Landlord estimates that restoration will take six (6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Landlord and paid by Tenant or installed by Tenant, subject to delays arising from Force Majeure events. Tenant, at Tenant's expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair the damage. Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided in this Lease, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

17.	Assignment and Subletting.

(a)         Tenant shall not assign or in any manner transfer this Lease, or any estate or interest therein, or sublet the Premises, or any pa11 thereof, without the prior written consent of Landlord, which consent may be withheld, conditioned or delayed in Landlord's sole discretion. Further, it is the intent of this Paragraph 17 that Tenant be incapable of effectuating an assignment of this Lease or sublease of the Premises which would be prohibited by this Paragraph 17 if done directly, by accomplishing such assignment or subletting indirectly, or through one or more intermediate steps. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings.

(b)	The following transactions will also require Landlord's prior written consent:

(i)       An assignment by operation of law;

(ii)      An imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's leasehold interest or right or interest under this Lease;

(iii)     An arrangement (including, without limitation, management agreements, concessions, and licenses) which allows the use and occupancy of all or part of the Premises by anyone other than Tenant;

(iv)      A transfer of voting control of Tenant or any corporate general partner (if the Tenant is a corporation or a partnership with one or more corporate general partners), or creation of new stock, by which an aggregate of more than fifty percent (50%) of Tenant's voting stock (or the voting stock of any corporate general partner of any Tenant which is a partnership having one or more corporate general partners) shall be vested in a party or parties who are non-stockholders as of the date hereof (but this provision shall not be applicable if Tenant's stock (or such corporate general partner's stock) is listed on a recognized security exchange); or

(v)       A transfer of more than fifty percent (50%) of the beneficial interest in Tenant or of the control of Tenant (if Tenant is a partnership, trust, limited liability company or other type of business organization or entity).

(c)        Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord gives written notice that Landlord terminates this Lease with respect to the space described in Tenant's notice, Tenant may by written notice to Landlord within fifteen (15) days after receipt of Landlord's notice of termination, withdraw the request for consent and maintain this Lease in full force and effect and thereafter Landlord's notice of termination shall be null and void and no longer have any force or effect.

(d)        Notwithstanding any assignment or subletting, Tenant will at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations tmder this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). Any person who shall, by operation of law, or otherwise, become an assignee of Tenant under this Lease, or become vested with Tenant's leasehold interest hereunder, or a portion thereof, shall be bound by and liable for all covenants and provisions contained in this Lease, whether of the nature of covenants ordinarily running with the Land or not, but neither Tenant, nor any subsequent tenant whose interest is assigned or divested, shall be relieved of liability hereunder except by an express, written release from liability executed in writing by Landlord. In case of any transfer or vesting of the leasehold interest hereunder or any part thereof, either through foreclosure proceedings or otherwise by operation of law, it shall be a condition of the validity of such transfer or vesting of interest that, if so requested by Landlord, any person or persons claiming the leasehold interest hereunder or any part thereof so derived shall promptly execute and deliver to Landlord a written assumption of the obligations of Tenant hereunder, in such form that such person or persons shall thereupon be bound by and liable for all covenants and provisions of this Lease on the part of Tenant, to the same extent as was the original Tenant. If the Rent due and payable by a subtenant or assignee (or a combination of the Rent payable under the sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all of the excess rental and other excess monetary consideration within ten (10) days following receipt thereof by Tenant.

(e)         If this Lease is assigned or if the Premises are subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, subtenant, mortgagee, pledge, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the amount collected to the next Rent payable hereunder; and all the Rent collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord, unless the Rent has otherwise been paid. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(f)      Landlord may assign, convey, or otherwise transfer its right, title, and interest in this Lease and/or in the Premises or the Project without the consent of Tenant. The term "Landlord", so far as the covenants and obligations of Landlord are concerned, shall be limited to mean only the owner of the Premises at the time in question. Upon any transfer of the title to the Premises, the transferor shall automatically be relieved from all liability with respect to any obligations on the part of Landlord thereafter to be performed. Any security given by Tenant to secure performance of its obligations hereunder shall be assigned and transferred to the transferee, and Landlord shall be relieved of any further liability with respect thereto. In the event of any such transfer, assignment, or sale by Landlord, Tenant agrees to be bound to and shall attorn to such transferee, assignee, or purchaser as if such transferee, assignee, or purchaser were the original Landlord hereunder.

18.          Indemnification. Except for the gross negligence or willful misconduct of Landlord, its agents, officers, directors, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify and defend and hold harmless Landlord, and Landlord's agents, officers, directors, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries and/or death to any person and damage to or theft or misappropriation or loss of property occurring in or on the Premises and arising from Tenant's use and occupancy of the Premises or from any activity, work, or thing done, determined or suffered by Tenant in or on the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder does not limit Tenant's obligations under this Paragraph 18.

19.          Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make any repairs required or permitted under this Lease and for any other business purpose. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. Landlord and Landlord's representatives may enter the Premises during business hours to show the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to lease or that the Project has available space. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute all reasonable instruments as may be necessary for such easements, dedications or restrictions.

20.         Quiet Enjoyment. If Tenant performs all of the covenants and agreements in this Lease required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.         Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant, except as otherwise provided in Paragraph 13 (Tenant Made Alterations and Trade Fixtures), will surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraph 15 (Condemnation) and Paragraph 16 (Restoration) excepted. In such event, Tenant shall comply with all requirements of Exhibit E attached hereto and made a part hereof for all purposes. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term will survive the termination of the Lease Term, including, without limitation, indemnity, and obligations concerning the condition and repair of the Premises.

22.        Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, then unless otherwise agreed in writing by Landlord, the possession will be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during the holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Rent for the holdover period, an amount equal to two hundred percent (200%) of the Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over by Tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease, except as otherwise expressly provided in writing, and this Paragraph 22 is not to be construed as consent for Tenant to retain possession of the Premises.

23.	Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(a)         Tenant fails to pay any installment of Rent, Taxes or any other payment required in this Lease when due, if such failure continues for a period of five (5) days after Landlord's giving of notice that such amount is overdue; provided further, however, that once Landlord has given Tenant two (2) such notices during any calendar year of this Lease for any one or more times that any payments are not made when due hereunder, Landlord shall not be required to give further notice or any notice at all with respect to subsequent defaults in such calendar year, and the failure or refusal by Tenant to timely make any payment thereafter due hereunder during such calendar year shall immediately constitute an Event of Default entitling Landlord to pursue its remedies without notice or demand;

(b)	Tenant (i) makes a general assignment for the benefit of creditors;

(ii) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its or its debts or seeking appointment of a receiver, trustee, custodian or other similar officials for it or for all of any substantial part of its property (collectively a ''proceeding for relief'); (iii) becomes the subject of any proceeding for relief that is not dismissed within ninety (90) days after its filing or entry; or (iv) is dissolved or otherwise fails to maintain its legal existence;

(c)         Any insurance required to be maintained by Tenant under this Lease is canceled or terminated or expires or is reduced or materially changed, except, in each case, as permitted in this Lease;

(d)         Tenant attempts or there occurs any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease, except as otherwise permitted in this Lease;

(e)         Tenant fails to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after the lien or encumbrance is filed against the Premises;

(f)         Tenant fails to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and, except as otherwise expressly provided in this Lease, the default continues for more than thirty (30) days after Landlord has given Tenant written notice of the default, unless the performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, and, then only after a period of time that is reasonably necessary to cure the default as long as Tenant is diligently attempting to cure the default but not to exceed a total of ninety (90) days.

24.	Landlord's Remedies.

(a)        Upon each occurrence of an Event of Default and as long as the Event of Default continues, Landlord may, at its election, terminate this Lease or terminate Tenant's right of possession, without terminating this Lease (but Tenant will remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, Landlord may, without formal demand or notice of any kind, re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord will have the right to alter or modify locks or fences and other security devices at the Premises and remove Tenant's property and the property of others located within the Premises.

(b)	If Landlord terminates this Lease, Landlord may recover from Tenant

(i) the sum of all Rent and all other amounts accrued under this Lease to the date of the termination; the reasonable cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing the Premises into the same condition as of the Commencement Date, ordinary wear and tear excepted, and all other reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and (ii) the excess of the then present value of the Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the ninety (90) day U.S. Treasury bill rate at the date of such termination.

(c)         If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as are satisfactory to Landlord without thereby releasing Tenant from any liability under this Lease and without demand or notice of any kind to Tenant. For the purpose of reletting, Landlord is authorized to make any repairs, in or to the Premises as Landlord deems reasonably necessary or desirable to restore the Premises to the same condition as of the Commencement Date, ordinary wear and tear excepted. If the Premises are not relet, then Tenant must pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including reasonable attorneys' fees and costs of suit), the unpaid Rent and other amounts accrued under this Lease at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum is not realized from the reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent and other amounts accrued hereunder at the time of reletting, the reasonable cost of recovering possession including attorneys' fees and costs of suit), all of the reasonable costs and expense ofrepairs, the reasonable expense of such reletting (including, without limitation, brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease to be paid, then Tenant must immediately satisfy and pay any such deficiency. Any such payments due Landlord must be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(d)        Exercise by Landlord of any one or more remedies under this Lease granted shall not be deemed to be an acceptance of surrender of the Premises or a termination of this Lease by Landlord, whether by agreement or by operation of law; surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord may at all times enforce the provisions of this Lease in strict accordance with the Lease terms; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with the Lease shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the Lease. Forbearance or waiver by Landlord to enforce one or more of its rights pursuant to this Lease is not a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. The terms "enter," "re-enter," "entry," or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises may be on any terms and conditions that Landlord in its sole reasonable discretion determines (including, without limitation, a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, rental of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

(e)       If Tenant fails to make any payment, perform any material obligation or cure any default under this Lease within the time permitted, Landlord, without being under any obligation to do so and without thereby waiving the failure or default, may make the payment, perform the obligation or remedy the default for the account of Tenant (and enter the Premises for that purpose). Tenant agrees to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking the remedial action.

25.	Remedies/Limitation of Liability.

(a)       Landlord will not be in default under this Lease unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after written notice from Tenant specifying the failure (unless the performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, and, then only after a period of time that is reasonably necessary to cure the default as long as Landlord is diligently attempting to cure the default but not to exceed a total of one hundred twenty [120] days). Under no circumstances whatsoever shall Landlord ever be liable to Tenant for consequential damages or special damages. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and if the owner transfers its interest in the Premises, the owner will thereupon be released and discharged from all obligations of Landlord thereafter accruing, but the obligations will be binding during the Lease Term upon each new owner for the duration of each owner's ownership. Any liability of Landlord under this Lease will be limited solely to its interest in the Premises, and in no event will any personal liability be asserted against Landlord in connection with this Lease nor will any recourse be had to any other property or assets of Landlord.

(b)        In the event of any act or omission by Landlord that would give Tenant the right to exercise any remedy or take any other action against Landlord, Tenant may not exercise any such right until (i) it has given written notice of the act or omission to Landlord's Mortgagee whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (ii) the period of time allowed Landlord for remedying such act or omission, but in any event not less than thirty (30) days, has elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or Landlord's Mortgagee, with reasonable diligence, has commenced and continued to remedy the act or omission or to cause the same to be remedied. All of the rights and remedies provided in this Lease for the benefit of Landlord's Mortgagee inure to the benefit of the successors and assigns of Landlord's Mortgagee.

26.        Subordination. This Lease and Tenant's interest and rights under the Lease are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided that the Landlord's Mortgagee agrees to recognize this Lease and Tenant's rights pursuant to this Lease. Tenant agrees, at the election of the Landlord's Mortgagee, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver any reasonable instruments, confirming the subordination and attornment as may be reasonably requested by any Landlord's Mortgagee. Notwithstanding the foregoing, any Landlord's Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease will be deemed prior to the mortgage without regard to their respective dates of execution, delivery or recording and in that event the Landlord's Mortgagee has the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of the mortgage and had been assigned to the Landlord's Mortgagee. The term " mortgage", whenever used in this Lease, includes deeds of trust, security assignments and any other encumbrances, and any reference to the Landlord's Mortgagee includes the beneficiary under a deed of trust.

27.       Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises that is authorized or engaged by Tenant and that Tenant will indemnify, and defend and hold Landlord harmless from all losses, costs or expenses based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause the lien or encumbrance to be discharged within thirty (30) days after the filing or recording thereof; provided, however, Tenant may contest the liens or encumbrances as long as the contest prevents foreclosure of the lien or encumbrance and Tenant causes the lien or encumbrance to be bonded or insured in a manner satisfactory to Landlord within such thirty (30) day period.

28.        Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord or Landlord's designees any estoppel certificate requested by Landlord stating that this Lease is in full force and effect, the date to which Rent has been paid, that Landlord is not in default under this Lease (or specifying in detail the nature of Landlord's default), the termination date of this Lease and any other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease will apply to Tenant's obligations to timely deliver an estoppel certificate.

29.	Environmental Requirements.

(a)        Except for "Hazardous Materials" (hereafter defined) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and as permitted by "Environmental Requirements" (hereafter defined) or Hazardous Materials customarily used by Tenant in the operation of its business in a manner permitted by Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Materials in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, will operate its business in the Premises in strict compliance with all Environmental Requirements and will remediate in a reasonable manner satisfactory to Landlord any Hazardous Materials released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant will complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or containment listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator of Tenants facility at the Premises, and the owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(b)        Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income ), claims, demands, actions, suits, damages (including, without limitation, punitive damages obtained against Landlord by any third party), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and reasonable costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 29, regardless of whether the removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 29 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 29 shall survive any termination of this Lease.

(c)        Landlord will have reasonable access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 29, or the environmental condition of the Premises. Access will be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. The inspections and tests are to be conducted at Landlord's expense, unless the inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant will reimburse Landlord for the reasonable cost of the inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

30.         Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. The current rules and regulations are attached hereto as Exhibit C. In the event of any conflict between the rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease will control.

31.         Independent Covenants. The obligation of Tenant to pay all Rent and other sums provided under this Lease to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations to be performed at all times provided for under this Lease, save and except only when an abatement, reduction or offset right is expressly provided in this Lease, and not otherwise. Tenant waives any right to assert, as either a claim or defense, that Landlord is obligated to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly set forth in this Lease. Tenant agrees to perform all of its obligations hereunder (including, without limitation, the obligation to pay Rent), irrespective of any breach or alleged breach by Landlord of any implied warranty. Tenant waives and relinquishes all rights that Tenant might have to claim any nature of lien (prejudgment or otherwise) against any Rent or other sums payable by Tenant under this Lease. In no event shall Tenant be entitled to terminate this Lease for breach of Landlord's obligations hereunder.

32.            Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Premises, Landlord is not providing any security services with respect to the Premises and that Landlord will not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.           Force Majeure. Landlord will not be held responsible for delays in the performance of its obligations under this Lease when caused by strikes, lockouts, labor disputes, weather, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

34.           Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained in this Lease, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.          Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, the remainder of this Lease will not be affected thereby. In lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there is to be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.          Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Broker listed above, if any, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.           Landlord's Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Texas Business and Commerce Code as to all of Tenant's property situated in, or upon, or used in connection with the Premises (except merchandise sold in the ordinary course of business) as security for all of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent. Such personality thus encumbered includes specifically all trade and other fixtures for the purpose of this Paragraph 37 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to perfect such security interest, Tenant shall execute such financing statements and file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary.

38.	Intentionally Left Blank

39.	Miscellaneous.

(a)     All notices required or permitted to be given under this Lease shall be in writing and shall be sent (i) by registered or certified mail, return receipt requested, or (ii) by a reputable national overnight courier service, postage prepaid, or by (iii) hand delivery addressed to the parties at their addresses set forth above. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(b)     Except as otherwise expressly provided in this Lease or as otherwise required by law, where Landlord's consent is required, Landlord retains the absolute right to withhold any consent unless deemed or judged unreasonable.

(c)     At Landlord's request from time to time, Tenant will furnish Landlord with true and complete copies of its most recent annual financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or investors.

(d)     This Lease, or any memorandum of lease, shall not be filed by or on behalf of Tenant in any public record. Landlord may, however, prepare and file, and, upon request by Landlord, Tenant will execute, a memorandum of lease.

(e)     Words of any gender used in this Lease are to be held and construed to include any other gender, and words in the singular number are to be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)     Any amount (other than rent payments, which shall be subject to the provisions of Paragraph 5 above) not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per annum. Landlord and Tenant will at all times comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If the applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then all excess amounts theretofore collected by Landlord will be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately will be deemed reformed and the amounts thereafter collectible under this Lease reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Lease.

(g)     This Lease is to be construed under and enforced in accordance with the laws of the State of Texas, and all obligations of the parties hereto created by this Lease are performable in Harris County, Texas.

(h)     Time is of the essence as to the performance of Tenant's and Landlord's respective obligations under this Lease.

(i)     All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between the exhibits or addenda and the terms of this Lease, the exhibits or addenda will control.

(j)     The normal rule of construction to the effect that any ambiguities are to be resolved against the party drafting this instrument shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(k)     The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

[END OF PAGE-SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

SOUTHBELT INDUSTRIAL PARK, LLC
A Texas limited liability company

By:	/s/	Russell Plank
Russell Plank, Manager
(LANDLORD)

ORBITAL GAS SYSTEMS NORTH AMERICA, LTD.
A Texas corporation

By:	/s/ Nicholas Clough 5/11/2017
Name: Nicholas J. Clough
Its: President
(TENANT)